FOURTH QUARTER 2018 SUPPLEMENTAL FINANCIAL INFORMATION 8-K FURNISHED FEBRUARY 7, 2019

FORWARD LOOKING STATEMENT This presentation contains forward-looking statements including but not limited to statements with respect to estimated 2019 guidance and the related assumptions, the impact of various factors on operating and financial results, expected savings and synergies (including from the LaunchPad initiative and as a result of acquisitions), and the opportunities for future growth. This presentation contains forward-looking statements which are subject to change based on various important factors, including without limitation, competitive actions and other unforeseen changes and general uncertainties in the marketplace, changes in government regulations, including health care reform, customer purchasing decisions, including changes in payer regulations or policies, other adverse actions of governmental and third-party payers, changes in testing guidelines or recommendations, adverse results in material litigation matters, the impact of changes in tax laws and regulations, failure to maintain or develop customer relationships, our ability to develop or acquire new products and adapt to technological changes, failures in information technology systems or data security, adverse weather conditions, challenges in implementing business process changes, employee relations, and the effect of exchange rate fluctuations on international operations. Actual results could differ materially from those suggested by these forward-looking statements. Laboratory Corporation of America Holdings (the “Company”) has no obligation to provide any updates to these forward-looking statements even if its expectations change. Further information on potential factors, risks and uncertainties that could affect the operating and financial results of the Company is included in the Company’s Form 10-K for the year ended December 31, 2017, and subsequent Forms 10-Q, including in each case under the heading risk factors, and in the Company’s other filings with the SEC. The information in this presentation should be read in conjunction with a review of the Company’s filings with the SEC including information in the Company’s Form 10-K for the year ended December 31, 2017, and subsequent Forms 10-Q, under the heading MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS. 1

USE OF ADJUSTED MEASURES AND ADOPTION OF ASC 606 The Company has provided in this presentation “adjusted” financial information that has not been prepared in accordance with GAAP, including Adjusted EPS, Adjusted Operating Income, Adjusted EBITDA, Free Cash Flow, and certain segment information. The Company believes these adjusted measures are useful to investors as a supplement to, but not as a substitute for, GAAP measures, in evaluating the Company’s operational performance. The Company further believes that the use of these non-GAAP financial measures provides an additional tool for investors in evaluating operating results and trends, and growth and shareholder returns, as well as in comparing the Company’s financial results with the financial results of other companies. However, the Company notes that these adjusted measures may be different from and not directly comparable to the measures presented by other companies. Reconciliations of these non-GAAP measures to the most comparable GAAP measures are included in the tables accompanying this presentation. Effective January 1, 2018, the Company adopted the FASB-issued converged standard on revenue recognition (ASC 606), using the full retrospective method. Unless otherwise indicated, all financial results in 2017 and comparisons to financial results in 2017 have been restated in this presentation as if the Company had adopted ASC 606 on January 1, 2017. This accounting change affects the Company’s Diagnostics and Drug Development businesses differently; for the enterprise, the accounting change increases revenue, lowers earnings, and has no impact on cash flow. 2

FOURTH QUARTER CONSOLIDATED RESULTS[1]

(DOLLARS IN MILLIONS, EXCEPT PER SHARE DATA)

	4Q18	Restated for ASC 606 and ASU 2017-17 4Q17	% Change
Revenue	$2,787.5	$2,744.7	1.6%[5]
Adjusted Operating Income[2] [3]	$394.9	$432.7	(8.7%)
Adjusted Operating Margin	14.2%	15.8%	(160 bps)
Adjusted EPS[2] [3]	$2.52	$2.27	11.0%
Operating Cash Flow[4]	$486.4	$565.0	(13.9%)
Less: Capital Expenditures	($122.2)	($96.1)	(27.2%)
Free Cash Flow[4]	$364.2	$468.9	(22.3%)

(1) The table presented above reflects the application of ASU 2017-17 (presentation of net periodic pension cost) for all periods presented. This application increased LabCorp Diagnostics adjusted operating income in the fourth quarter of 2017 by $0.8 million and reduced Covance Drug Development adjusted operating income by $1.2 million. These reclassifications have no impact on the Company's net earnings or its EPS.

(2) Adjusted operating income excludes amortization, restructuring charges, and special items. Adjusted EPS exclude amortization, restructuring charges, and special items.

(3) See Reconciliation of non-GAAP Financial Measures on slides 15 – 19.

(4) Operating cash flow decreased by approximately $105 million for the three months ended December 31, 2018 due to the net tax payment for the disposition of businesses (the Company realized gross proceeds from the disposition of businesses of $658.2 million in cash reflected in Cash Flows from Investing Activities). Operating cash flow increased by $0.9 million for the three months ended December 31, 2017 for the reclassification of tax payments for net share settlements relating to employee stock vesting from operating activities to financing activities.

(5) The increase in revenue was primarily due to organic growth of 2.9% and acquisitions of 0.7%, partially offset by the negative impact from the disposition of businesses of 1.6%, and foreign currency translation of approximately 40 basis points.

3 LabCorp

FULL YEAR CONSOLIDATED RESULTS[1]

(DOLLARS IN MILLIONS, EXCEPT PER SHARE DATA)

	Twelve Months Ended 12/31/18	Restated for ASC 606 and ASU 2017-17 Twelve Months Ended 12/31/17	% Change
Revenue	$11,333.4	$10,308.0	9.9%
Adjusted Operating Income[2] [3]	$1,723.3	$1,672.4	3.0% [6]
Adjusted Operating Margin	15.2%	16.2%	(100 bps)
Adjusted EPS[2] [3]	$11.02	$9.20	19.8%
Operating Cash Flow[4] [5]	$1,305.4	$1,498.1	(12.9%)
Less: Capital Expenditures	($379.8)	($312.9)	(21.4%)
Free Cash Flow[4] [5]	$925.6	$1,185.2	(21.9%)

(1) The table presented above reflects the application of ASU 2017-17 (presentation of net periodic pension cost) for all periods presented. This application increased LabCorp Diagnostics adjusted operating income in the full year 2017 by $2.6 million and reduced Covance Drug Development adjusted operating income by $4.7 million. These reclassifications have no impact on the Company's net earnings or its EPS.

(2) Adjusted operating income excludes amortization, restructuring charges, and special items. Adjusted EPS exclude amortization, restructuring charges, and special items.

(3) See Reconciliation of non-GAAP Financial Measures on slides 15 – 19.

(4) Operating cash flow in 2018 decreased by approximately $105 million for the three and twelve months ended December 31, 2018 due to the net tax payment for the disposition of businesses (the Company realized gross proceeds from the disposition of businesses of $658.2 million in cash reflected in Cash Flows from Investing Activities).

(5) Operating cash flow in 2017 has been reduced by $0.0 million and $8.7 million for the three and twelve months ended December 31, 2017 as the result of implementation of ASU 2016-18. These amounts represent the historical payments made upon conversion of the Company's zero-coupon subordinated notes deemed to be accreted interest. In addition, operating cash flow increased by $45.1 million for the six months ended June 30, 2018, and $0.9 million and $47.4 million for the three and twelve months ended December 31, 2017, respectively, for the reclassification of tax payments for net share settlements relating to employee stock vesting from operating activities to financing activities.

(6) The increase in revenue was due to acquisitions of 7.6%, organic growth of 2.7%, and the benefit from foreign currency translation of approximately 30 basis points, partially offset by the impact from the disposition of businesses of 0.7%.

4 LabCorp

FOURTH QUARTER PRO FORMA SEGMENT RESULTS(1)

(DOLLARS IN MILLIONS)

	4Q18	Restated for ASC 606 and ASU 2017-17 4Q17	% Change
Revenue			
LabCorp Diagnostics	$1,694.4	$1,742.7	(2.8%)
Covance Drug Development	$1,099.0	$1,002.8	9.6%
Total Revenue	$2,787.5	$2,744.7	1.6%
Adjusted Operating Income(2) (3)			
LabCorp Diagnostics	$279.3	$357.0	(21.8%)
Adjusted Operating Margin	16.5%	20.5%	(400 bps)
Covance Drug Development	$153.5	$110.9	38.4%
Adjusted Operating Margin	14.0%	11.1%	290 bps
Unallocated Corporate Expense	($37.9)	($35.2)	(7.7%)
Total Adjusted Operating Income	$394.9	$432.7	(8.7%)
Total Adjusted Operating Margin	14.2%	15.8%	(160 bps)

(1) The consolidated revenue and adjusted operating income are presented net of inter-segment transaction eliminations. In addition, the table presented above reflects the application of ASU 2017-17 (presentation of net periodic pension cost) for all periods presented. This application increased LabCorp Diagnostics adjusted operating income in the three-month period ended December 31, 2017 by $0.8 million and reduced Covance Drug Development adjusted operating income during the same periods by $1.2 million. These reclassifications have no impact on the Company's net earnings or earnings per share.

(2) Adjusted operating income excludes amortization, restructuring charges and special items.

(3) See Notes to Reconciliation of Non-GAAP Financial Measures on slides 15 - 19.

5 LabCorp

FULL YEAR PRO FORMA SEGMENT RESULTS[1]

(DOLLARS IN MILLIONS)

	Twelve Months Ended 12/31/18	Restated for ASC 606 and ASU 2017-17 Twelve Months Ended 12/31/17	% Change
Revenue			
LabCorp Diagnostics	$7,030.7	$6,858.2	2.5%
Covance Drug Development	$4,313.1	$3,451.6	25.0%
Total Revenue	$11,333.4	$10,308.0	9.9%
Adjusted Operating Income[2] [3]			
LabCorp Diagnostics	$1,350.9	$1,448.6	(6.8%)
Adjusted Operating Margin	19.2%	21.1%	(190 bps)
Covance Drug Development	$516.2	$361.2	42.9%
Adjusted Operating Margin	12.0%	10.5%	150 bps
Unallocated Corporate Expense	($143.8)	($137.4)	(4.5%)
Total Adjusted Operating Income	$1,723.3	$1,672.4	3.0%
Total Adjusted Operating Margin	15.2%	16.2%	(100 bps)

(1) The consolidated revenue and adjusted operating income are presented net of inter-segment transaction eliminations. In addition, the table presented above reflects the application of ASU 2017-17 (presentation of net periodic pension cost) for all periods presented. This application increased LabCorp Diagnostics adjusted operating income in the twelve-month period ended December 31, 2017 by $2.6 million and reduced Covance Drug Development adjusted operating income during the same periods by $4.7 million. These reclassifications have no impact on the Company's net earnings or earnings per share.

(2) Adjusted operating income exclude amortization, restructuring charges and special items.

(3) See Notes to Reconciliation of Non-GAAP Financial Measures on slides 15 – 19.

6 LabCorp

SELECT FINANCIAL METRICS (DOLLARS IN MILLIONS) Restated for ASC 606 and ASU 2017-17 (3) (3) (3) 4Q17 (3) 1Q18 2Q18 3Q18 4Q18 Total Depreciation $78.5 $78.3 $77.3 $76.3 $79.5 Total Amortization(1) $62.9 $62.3 $58.5 $54.7 $56.2 Total Adjusted EBITDA(2) $512.7 $517.2 $543.9 $508.9 $477.9 Total Debt to Last Twelve Months Adjusted EBITDA(2) 3.3x 3.3x 3.1x 3.1x 3.0x Total Net Debt to Last Twelve Months Adjusted EBITDA(2)(4) 3.2x 3.1x 3.0x 2.7x 2.8x (1) Excludes amortization of deferred financing fees. (2) Adjusted EBITDA excludes restructuring charges and special items. See reconciliation on slide 14. (3) Leverage ratios include Chiltern Adjusted EBITDA from the twelve months prior to the relevant period on a pro forma basis. (4) Net debt equals total debt less cash and cash equivalents. 7

COVANCE DRUG DEVELOPMENT: SELECT FINANCIAL METRICS UNDER ASC 606(1) Trailing Twelve Month (TTM) Results(2) Net Orders Net Book-to-Bill TTM Ending December 31, 2018 $5.4 billion 1.26x TTM Ending September 30, 2018 $5.3 billion 1.25x TTM Ending June 30, 2018 $4.9 billion 1.22x TTM Ending March 31, 2018 $4.8 billion 1.29x TTM Ending December 31, 2017 $4.6 billion 1.34x Estimated revenue expected to convert Backlog from backlog in the next twelve months As of December 31, 2018 $9.8 billion $3.9 billion As of September 30, 2018 $9.4 billion $3.8 billion As of June 30, 2018 $9.0 billion $3.7 billion As of March 31, 2018(3) $9.2 billion $3.7 billion As of December 31, 2017 $8.7 billion (1) Results shown include the impact from cancellations and foreign currency translation. (2) Includes results from Chiltern following the closing of the acquisition on September 1, 2017. (3) Included backlog from the acquisition of Global Specimen Solutions of approximately $65 million. 8

COVANCE DRUG DEVELOPMENT: SELECT FINANCIAL METRICS UNDER ASC 605(1) Trailing Twelve Month (TTM) Results(2) Net Orders Net Book-to-Bill TTM Ending December 31, 2018 $4.6 billion 1.29x TTM Ending September 30, 2018 $4.4 billion 1.25x TTM Ending June 30, 2018 $4.2 billion 1.24x TTM Ending March 31, 2018 $4.3 billion 1.34x TTM Ending December 31, 2017 $4.1 billion 1.36x Estimated revenue expected to convert Backlog from backlog in the next twelve months As of December 31, 2018 $8.1 billion $3.2 billion As of September 30, 2018 $7.7 billion $3.1 billion As of June 30, 2018 $7.3 billion $3.0 billion As of March 31, 2018(3) $7.6 billion $3.1 billion As of December 31, 2017 $7.1 billion $2.8 billion (1) Results shown include the impact from cancellations and foreign currency translation. (2) Includes results from Chiltern following the closing of the acquisition on September 1, 2017. (3) Included backlog from the acquisition of Global Specimen Solutions of approximately $65 million. 9

FULL YEAR 2018 REVENUE DISTRIBUTION Segment Distribution Covance Drug Development 38.0% Geographic Distribution Rest of World(1) 22.0% LabCorp Diagnostics 62.0% USA 78.0% (1) Revenues recognized in over 30 currencies; the largest foreign currency accounts for less than 10% of total revenue. 10

FOURTH QUARTER 2018 FOREIGN EXCHANGE IMPACT TO REVENUE(1) (DOLLARS IN MILLIONS) Year over Year Dollars % Growth Consolidated Revenue, as Reported $2,787 1.6% Foreign Exchange Impact $12 0.4% Revenue, Constant Currency $2,799 2.0% LabCorp Diagnostics Revenue, as Reported $1,694 (2.8%) Foreign Exchange Impact $3 0.2% Revenue, Constant Currency $1,697 (2.6%) Covance Drug Development Revenue, as Reported $1,099 9.6% Foreign Exchange Impact $9 0.9% Revenue, Constant Currency $1,108 10.5% (1) Does not tie due to rounding. 11

FULL YEAR 2018 FOREIGN EXCHANGE IMPACT TO REVENUE(1) (DOLLARS IN MILLIONS) Year over Year Dollars % Growth Consolidated Revenue, as Reported $11,333 9.9% Foreign Exchange Impact ($35) (0.3%) Revenue, Constant Currency $11,298 9.6% LabCorp Diagnostics Revenue, as Reported $7,031 2.5% Foreign Exchange Impact ($3) (0.0%) Revenue, Constant Currency $7,027 2.5% Covance Drug Development Revenue, as Reported $4,313 25.0% Foreign Exchange Impact ($32) (0.9%) Revenue, Constant Currency $4,281 24.0% (1) Does not tie due to rounding 12

2019 FINANCIAL GUIDANCE Current Guidance (assumes foreign exchange rates effective as of December 31, 2018) Total revenue growth: 0.5% – 2.5%(2) LabCorp Diagnostics revenue growth: (4.0%) – (2.0%)(3) Covance Drug Development revenue growth: 5.0% – 9.0%(4) Adjusted EPS(1): $11.00 – $11.40 Free cash flow: $950 million – $1.05 billion (1) Excludes the impact from amortization, restructuring charges and special items. (2) Includes the negative impact from the disposition of businesses of approximately 1% and foreign currency translation of approximately 0.4%. (3) Includes the negative impact from the disposition of businesses of approximately 2% and foreign currency translation of approximately 0.3%. (4) Includes the negative impact from foreign currency translation of approximately 0.6%. 13

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES – ADJUSTED EBITDA (DOLLARS IN MILLIONS) Restated for ASC 606 and ASU 2017-17 4Q17 1Q18 2Q18 3Q18 4Q18 LabCorp Operating Income $330.6 $305.4 $369.2 $343.4 $307.7 Add: Restructuring and other special charges $6.3 $14.3 $12.2 $10.0 $11.6 Other special charges (1) $32.8 $53.7 $23.7 $21.0 $19.4 Depreciation $78.5 $78.3 $77.3 $76.3 $79.5 Amortization $62.9 $62.3 $58.5 $54.7 $56.2 Equity method income, net $1.3 $2.5 $3.0 $3.0 $3.1 Depreciation and amortization of equity method investments $0.3 $0.7 $0.0 $0.5 $0.4 Adjusted EBITDA $512.7 $517.2 $543.9 $508.9 $477.9 (1) Other special charges as disclosed by the Company in its quarterly earnings releases. 14

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES LABORATORY CORPORATION OF AMERICA HOLDINGS Reconciliation of Non-GAAP Financial Measures (Dollars in millions, except per share data) Three Months Ended Twelve Months Ended December 31, December 31, Adjusted Operating Income 2018 2017 2018 2017 Operating income $ 307.7 $ 330.6 $ 1,325.7 $ 1,305.2 Costs related to ransomware attack - - 12.6 - Acquisition and divestiture-related costs 11.6 14.1 54.7 43.9 Restructuring and other special charges 11.6 6.3 48.1 70.9 Consulting fees and executive transition expenses 5.3 15.3 9.6 24.2 Special tax reform bonus for employees - - 31.1 - LaunchPad system implementation costs 2.5 3.5 9.8 11.7 Amortization of intangibles and other assets 56.2 62.9 231.7 216.5 Adjusted operating income $ 394.9 $ 432.7 $ 1,723.3 $ 1,672.4 Adjusted EPS Diluted earnings per common share $ 1.56 $ 6.63 $ 8.61 $ 11.81 Net (gain) loss on disposition of buinesses 0.12 - (1.10) - Restructuring and special items 0.23 0.23 1.17 0.98 Pension settlement charge 0.05 - 0.05 - Write-off of venture investment 0.04 - 0.04 - Tax reform act adjustments 0.01 (5.00) 0.44 (5.00) Deferred tax merger revaluation 0.08 - 0.08 - Amortization expense 0.43 0.41 1.73 1.41 Adjusted EPS $ 2.52 $ 2.27 $ 11.02 $ 9.20 15

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES LABORATORY CORPORATION OF AMERICA HOLDINGS Reconciliation of Non-GAAP Financial Measures (Dollars in millions) Three Months Ended Twelve Months Ended December 31, December 31, Free Cash Flow: 2018 2017 2018 2017 Net cash provided by operating activities (1) $ 486.4 $ 565.0 $ 1,305.4 $ 1,498.1 Less: Capital expenditures (122.2) (96.1) (379.8) (312.9) Free cash flow $ 364.2 $ 468.9 $ 925.6 $ 1,185.2 (1) Operating cash flow in 2017 has been reduced by $0.0 million and $8.7 million for the three and twelve months ended December 31, 2017 as the result of implementation of ASU 2016-18. These amounts represent the historical payments made upon conversion of the Company's zero-coupon subordinated notes deemed to be accreted interest. In addition, operating cash flow increased by $45.1 million for the six months ended June 30, 2018, and $0.9 million and $47.4 million for the three and twelve months ended December 31, 2017, respectively, for the reclassification of tax payments for net share settlements relating to employee stock vesting from operating activities to financing activities. 16

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES - FOOTNOTES 1) During the fourth quarter of 2018, the Company recorded net restructuring and other special charges of $11.6 million. The charges included $9.8 million in severance and other personnel costs along with $3.0 million in costs associated with facility closures and general integration initiatives. The Company reversed previously established reserves of $0.6 million in unused severance reserves and $0.6 million in unused facility reserves. The Company incurred business process integration and other related costs of $11.6 million primarily relating to the Chiltern acquisition as well as the sale of the Company’s U.S. forensic testing business during the quarter. The Company also recorded $5.3 million in management transition costs. In addition, the Company recorded $2.5 million of non-capitalized costs associated with the implementation of a major system as part of its LaunchPad business process improvement initiative. These items increased cost of revenue by $1.0 million and selling, general and administrative expenses by $18.3 million for the quarter ended December 31, 2018. The after-tax impact of these charges decreased net earnings for the quarter ended December 31, 2018, by $23.3 million and diluted earnings per share by $0.23 ($23.3 million divided by 101.2 million shares). During the first three quarters of 2018, the Company recorded net restructuring and other special charges of $36.5 million. The charges included $29.7 million in severance and other personnel costs along with $6.5 million in costs associated with facility closures and general integration initiatives and $2.3 million in impairment to land held for sale. The Company reversed $0.9 million in unused severance reserves and $1.1 million in unused facility reserves. The Company incurred integration and other related costs of $43.1 million primarily relating to the Chiltern acquisition as well as the sale of the Company’s Food Solutions business. As a direct result of the ransomware attack experienced during July, the Company incurred $12.6 million in consulting fees and employee overtime incurred during the recovery period following the attack. The Company also incurred net $4.3 million in consulting expenses relating to fees incurred as part of its integration and management transition costs. The Company paid a special one-time bonus of $31.1 million to its non-bonus eligible employees in recognition of the benefits the Company is receiving from the passage of the Tax Cuts and Jobs Act of 2017 (TCJA). In addition, the Company incurred $7.3 million of non-capitalized costs associated with the implementation of a major system as part of its LaunchPad business process improvement initiative. These combined items increased cost of sales by $32.7 million and selling, general and administrative expenses by $85.0 million for the year ended December 31, 2018. The after-tax impact of these combined restructuring and other special charges decreased net earnings for the year ended December 31, 2018, by $120.7 million and diluted earnings per share by $1.17 ($120.7 million divided by 102.6 million shares). 2) During the fourth quarter of 2018, the Company recorded a net loss on disposition of its U.S. forensics business in other income and expense of $24.5 million, with associated income tax expense of $15.9 million. During the third quarter of 2018, the Company recorded a net gain on disposition of businesses in other income and expense of $209.4 million, with associated income tax expense of $84.1 million. These dispositions decreased net earnings by $8.7 million and diluted earnings per share by $0.08 for the quarter ($8.7 million divided by 101.2 million shares) and increased net earnings by $116.6 million and diluted earnings per share by $1.14 for the year ended December 31, 2018 ($116.6 million divided by 102.6 million shares). 17

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES - FOOTNOTES 3) During the fourth quarter of 2018, one of the Company’s venture fund investments ceased operations. As a result, the Company wrote-off its $5.2 million investment, recorded in Other, net in Other income (expense). The after-tax impact of this write-off decreased net earnings for the quarter and the year ended December 31, 2018 by $3.8 million and diluted earnings per share by $0.04 ($3.8 million divided by 101.2 million shares and $3.8 million divided by 102.6 million shares). 4) During the fourth quarter of 2018, the Company recorded a settlement charge on one of its pensions plans, triggered by lump sum cash-outs in December, recorded in other income and expense of $7.5 million, with associated income tax expense of $1.9 million. This non-cash settlement charge decreased net earnings by $5.6 million and diluted earnings per share by $0.06 for the quarter and $0.05 for the year ended December 31, 2018 ($5.6 million divided by 101.2 million shares and $5.6 million divided by 102.6 million shares, respectively). 5) Effective December 31, 2018, the Company merged Chiltern International, Inc. into Covance, Inc. As a result of this merger, the Company recorded a revaluation of the Chiltern deferred tax liabilities to reflect the combined legal entity’s projected effective income tax rates, increasing its provision for income taxes by $7.7 million and decreasing its diluted earnings per share for both the quarter and the year ended December 31, 2018 by $0.08 ($7.7 million divided by 101.2 million shares and $7.7 million divided by 102.6 million shares). 6) In its continuing assessment of the impact of the passage of the TCJA in the fourth quarter of 2017, along with related actions from certain state jurisdictions, the Company recorded a net increase in its provision for income taxes (and a decrease of its net earnings) of $1.0 million for the quarter ended December 31, 2018. For the year ended December 31, 2018, the Company recorded a net increase in its provision for income taxes (and a decrease of its net earnings) of $45.0 million. These adjustments relating to the passage of the TCJA resulted in a decrease in the Company’s EPS of $0.01 for the quarter ($1.0 million divided by 101.2 million shares) and $0.44 for the year ended December 31, 2018 ($45.0 million divided by 102.6 million shares). 7) During the fourth quarter of 2017, the Company recorded net restructuring and other special charges of $6.3 million. The charges included $8.9 million in severance and other personnel costs along with $0.9 million in costs associated with facility closures and general integration initiatives. The Company reversed previously established reserves of $3.0 million in unused severance reserves and $0.5 million in unused facilities reserves. The Company incurred legal and other costs of $14.1 million primarily relating to the acquisition of Chiltern during the quarter. The Company also recorded $15.3 million in consulting and other expenses relating to Covance and Chiltern integration initiatives. In addition, the Company incurred $3.5 million of non- capitalized cost associated with a major system as part of its LaunchPad business process improvement initiative (all recorded in selling, general and administrative expenses). The after-tax impact of these charges decreased net earnings for the quarter ended December 31, 2017, by $24.5 million and diluted earnings per share by $0.23 ($24.5 million divided by 103.7 million shares). 18

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES - FOOTNOTES During the first three quarters of 2017, the Company recorded net restructuring and other special charges of $64.6 million. The charges included $27.2 million in severance and other personnel costs along with $17.9 million in costs associated with facility closures and general integration initiatives. The Company reversed previously established reserves of $1.4 million, primarily in unused severance reserves. The Company also recognized an asset impairment loss of $20.9 million related to the termination of a software development project within the Covance Drug Development segment and the forgiveness of indebtedness for LabCorp Diagnostics customers in areas heavily impacted by hurricanes experienced during the third quarter of 2017. The Company incurred legal and other costs of $29.8 million relating to acquisition activity during the first three quarters of 2017. The Company also recorded $8.0 million in consulting expenses relating to fees incurred as part of its Covance integration and compensation analysis, along with $0.9 million in short-term equity retention arrangements relating to the acquisition of Covance. In addition, the Company incurred $8.2 million of non-capitalized costs associated with the implementation of a major system as part of its LaunchPad business process improvement initiative (all recorded in selling, general and administrative expenses). The after-tax impact of these combined charges decreased net earnings for the year ended December 31, 2017, by $101.4 million and diluted earnings per share by $0.98 ($101.4 million divided by 103.9 million shares). 8) As a result of the passage of the TCJA in the fourth quarter of 2017, the Company recorded a net reduction of its provision for income taxes of $519.0 million, resulting in a one-time increase in its EPS of $5.00 for the quarter and for the year ($519.0 million divided by 103.7 million shares and $519.0 million divided by 103.9 million shares). 9) The Company continues to grow the business through acquisitions and uses Adjusted EPS excluding amortization as a measure of operational performance, growth and shareholder returns. The Company believes adjusting EPS for amortization provides investors with better insight into the operating performance of the business. For the quarters ended December 31, 2018 and 2017, intangible amortization was $56.2 million and $62.9 million, respectively ($43.3 million and $42.3 million net of tax, respectively) and decreased EPS by $0.43 ($43.3 million divided by 101.2 million shares) and $0.41 ($42.3 million divided by 103.7 million shares), respectively. For the year ended December 31, 2018 and 2017, intangible amortization was $231.7 million and $216.5 million, respectively ($177.2 million and $146.4 million net of tax, respectively) and decreased EPS by $1.73 ($177.2 million divided by 102.6 million shares) and $1.41 ($146.4 million divided by 103.9 million shares), respectively. 19